UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2025

LivePerson, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-30141	13-3861628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

530 7th Ave, Floor M1

New York, New York 10018

(Address of principal executive offices, with zip code)

(212) 609-4200

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LPSN	The Nasdaq Stock Market LLC
Rights to Purchase Series A Junior Participating Preferred Stock	None	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 11, 2025, LivePerson, Inc. (the “Company”) entered into a privately negotiated exchange agreement (the “Exchange Agreement”) with holders (the “Noteholders”) of approximately $341.1 million aggregate principal amount the Company’s outstanding 0% Convertible Senior Notes due 2026 (the “2026 Notes”) relating to the exchange (the “Exchange”) of such 2026 Notes held by the Noteholders for (i) an aggregate payment of $45.0 million in cash, (ii) $115.0 million of aggregate principal amount of the Company’s 10.0% Second Lien Senior Subordinated Secured Notes due 2029 (the “New Secured Notes”), (iii) shares of the Company’s common stock, $0.001 par value per share (“Common Stock” and such shares, the “Common Equity Shares”) and (iv) shares of Series B Fixed Rate Convertible Perpetual Preferred Stock (“Series B Preferred Stock”). The aggregate number of Common Equity Shares and shares of Common Stock into which the Series B Preferred Stock are convertible as more fully described below (such shares, the “Conversion Shares”), will equal to 39.0% of the fully diluted Common Stock as of the closing date of the Exchange (the “Closing Date” and such amount the “Aggregate Equity Amount”). The total number of Common Equity Shares, shares of Series B Preferred Stock and Conversion Shares issuable to the Noteholders will be determined on or prior to the Closing Date.

Second Lien Senior Subordinated Secured Notes due 2029

The New Secured Notes will be guaranteed by certain of the Company’s direct and indirect domestic and foreign subsidiaries (the “Subsidiary Guarantors”) and secured by a second-priority lien on substantially all assets (other than excluded assets) of the Company and the Subsidiary Guarantors. The indenture governing the New Secured Notes is expected to contain affirmative and negative covenants and events of default customary for secured junior indebtedness and in accordance with the term sheet attached to the Exchange Agreement. The negative covenants will include limitations on asset sales, the incurrence of debt, preferred stock and liens, fundamental changes, investments, dividends and other payment restrictions affecting subsidiaries, restricted payments and transactions with affiliates.

The New Secured Notes will accrue interest at a rate of 10.0% per annum. From the date of issuance and prior to March 15, 2027, 100% of the interest on the New Secured Notes will be payable in-kind (“PIK”). On and after March 15, 2027 and until June 15, 2028, interest will be payable, at the Company’s option, in cash or in-kind or partially in cash and partially in-kind. On and after June 15, 2028 until Maturity (as defined below), interest on the New Secured Notes will be payable in cash, or at the Company’s option, up to 6.0% in-kind.

The New Secured Notes will mature on December 15, 2029 (“Maturity”). The Company may, at its option, redeem the New Secured Notes, in whole or in part on a pro rata basis:

•

prior to the first anniversary of the Closing Date, at a price equal to the greater of (i) 101% and (ii)(1) 105% of the accrued and unpaid interest (including cash and PIK components thereof), (2) 105% of the aggregate principal amount of the New Secured Notes (including, without duplication of any amounts described in item (1), all increases to the principal amount as the result of previous payments of PIK interest) and (3) the present value of the remaining future interest payments (including cash and PIK components thereof) through the one-year anniversary of the Closing Date, computed using a discount rate of T + 50 (such amount, the “Make Whole Amount”);

•

On or after the one-year anniversary of the Closing Date and prior to the two-year anniversary of the Closing Date, for an amount of cash equal to the sum of (i) 105% of the aggregate principal amount of the New Secured Notes (including all increases to the principal amount as the result of previous payments of PIK interest) plus (ii) 105% of all accrued and unpaid interest (including, without duplication of any amounts described in item (i), cash and PIK components thereof);

•

On or after the two-year anniversary of the Closing Date and prior to the three-year anniversary of the Closing Date, for an amount of cash equal to the sum of (i) 102.5% of the aggregate principal amount of the New Secured Notes (including all increases to the principal amount as the result of previous payments of PIK interest) plus (ii) 102.5% of all accrued and unpaid interest (including, without duplication of any amounts described in item (i), cash and PIK components thereof); and

•

On or after the three-year anniversary of the Closing Date until the Maturity, for an amount of cash equal to the sum of (i) 100.0% of the aggregate principal amount of the New Secured Notes (including all increases to the principal amount as the result of previous payments of PIK interest) plus (ii) all accrued and unpaid interest (including, without duplication of any amounts described in item (i), cash and PIK components thereof).

If the Company undergoes a fundamental change (which includes a change of control, certain recapitalization transactions, or mergers or business combination transactions, the liquidation or dissolution of the Company or the delisting of the Common Stock from specified stock exchanges), holders may require the Company to repurchase all or any portion of their New Secured Notes at a repurchase price equal to (i) to the Make Whole Amount, if such fundamental change occurs prior to the first anniversary of the Closing Date, or (ii) the sum of (i) 105% of the aggregate principal amount of the New Secured Notes (including all increases to the principal amount as the result of previous payments of PIK interest) plus (ii) 105% of all accrued and unpaid interest, if the fundamental change occurs after the first anniversary of the Closing Date.

Series B Preferred Stock

On the Closing Date, the Company will issue to the Noteholders an aggregate number of shares of Series B Preferred Stock equal to 90,000 shares, which will be convertible into, together with the Common Equity Shares issued at Closing, an amount of common shares equal to 39.0% of the Company’s fully diluted common stock outstanding following the closing of the Exchange. Each share of Series B Preferred Stock will have an initial stated value (“Stated Value”) of $1,000 per share, subject to adjustment for (i) any splits, combinations, or similar adjustment and (ii) accrued unpaid dividends. The Series B Preferred Stock will not have a stated maturity and will not be subject to mandatory redemption or any sinking fund, and will remain outstanding indefinitely unless earlier converted, repurchased or redeemed.

Dividends on each share of Series B Preferred Stock shall (i) accrue in an amount equal to 15.0% of the Stated Value (a “Regular Dividend”) and (ii) shall be entitled to receive, on an-as converted basis, any dividend or other distribution paid to holders of Common Stock (a “Participating Dividend”). Regular Dividends shall be paid, at the Company’s option, in cash or in-kind through the addition of such dividend amount to the Stated Value. If any shares of Series B Preferred Stock remain outstanding on the first anniversary of the Closing Date, the Regular Dividend rate will increase to 20.0%. Regular Dividends will be payable on March 31, June 30, September 30 and December 31 of each year, commencing on December 31, 2025. Participating Dividends shall be payable as and when paid to holders of Common Stock.

The Series B Preferred Stock may be redeemed by the Company at any time following issuance at a price equal to 100% of the Stated Value, plus accrued and unpaid dividends.

Pursuant to the Exchange Agreement, the Company has agreed to call a special meeting to seek approval from holders of its voting stock to approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to increase the number of authorized shares of common stock (the “Charter Amendment Proposal”). If the Charter Amendment Proposal is approved by the Company’s stockholders, all outstanding shares of Series B Preferred Stock will automatically convert into a fixed number of Conversion Shares at a ratio calculated as (i) the total number of shares of Series B Preferred Stock to (ii) the Aggregate Equity Amount less the Common Equity Shares (the “Conversion Ratio”, subject to proportional adjustment for any splits, combination, or similar adjustments) within one business day following the filing and acceptance of the Charter Amendment with the Secretary of State of the State of Delaware. In the event that the Charter Amendment is not approved by the Company’s stockholders, the Series B Preferred Stock will remain outstanding.

Each share of Series B Preferred Stock will be entitled to a number of votes equal the number of Conversion Shares into which such share of Series B Preferred Stock is convertible, and will be entitled to vote on all matters submitted for voting to the common stockholders, including the Charter Amendment referenced above. Pursuant to the Exchange Agreement, the Noteholders will agree to vote their Common Equity Shares and shares of Series B Preferred Stock in favor of the Charter Amendment, which agreement will be secured by an irrevocable proxy delivered by the Noteholders to the Company. In addition, the consent of the holders of a majority of shares of then-outstanding Series B Preferred Stock, voting together as single class, will be required for: (i) the alteration or changing the powers, preferences or rights given to the Series B Preferred Stock or alter or amend the certificate of designations of the Series B Preferred Stock filed with the Secretary of the State of Delaware in connection with the Exchange, (ii) the amendment or repeal any provision of, or addition of any provision to, the Certificate of Incorporation or the Amended and Restated By-Laws of the Company, or filing of any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series B Preferred Stock; or (iii) the declaration or payment of any dividends on any junior securities, including any Common Stock, during any time that all accrued dividends on the Series B Preferred Stock have not been paid in full in cash.

In the event of any Fundamental Transaction (as defined in the term sheet attached to the Exchange Agreement) or voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (a “Liquidation Event”), holders of the Series B Preferred Stock shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any junior stock, including the Common Stock, and subject to the rights of the holders of any senior stock or parity stock and the rights of the Company’s existing and future creditors, to receive in full a liquidating distribution in cash and in the amount per share of Series B Preferred Stock equal to the greater of (i) the sum of the Stated Value per share of Series B Preferred Stock plus accrued and unpaid Regular Dividends and unpaid Participating Dividends to, but excluding, the date of such Liquidation Event and (ii) the amount the holder of such share of Series B Preferred Stock would receive if such share of Series B Preferred Stock was converted into Common Stock at the Conversion Ratio on the date of such Liquidation Event. In addition, if any shares of Series B Preferred Stock remain outstanding following the first anniversary following the Closing Date and a voluntary or involuntary case under the United States Bankruptcy Code, Title 11 of the United States Code is commenced, the liquidation preference described in clause (i) of the preceding sentence will automatically increase to 150% of the Stated Value per share of Series B Preferred Stock, plus accrued and unpaid Regular Dividends to, but excluding the date of such Liquidation Event.

Anticipated Closing Date

The Closing Date is expected to occur prior to September 30, 2025, subject to satisfaction of the closing conditions set forth in the Exchange Agreement, including the absence of a material adverse event, the absence of any default or event of default under the indentures governing the 2026 Notes and the Company’s First Lien Convertible Senior Notes due 2029, the accuracy of the Specified Representations (as defined in the Exchange Agreement) and the payment of all required fees and expenses.

A copy of the Exchange Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The Common Equity Shares and Preferred Equity Shares will be issued to the Noteholders in a private placement in reliance on the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act. The Company is relying on this exemption from registration based in part on representations made by the Noteholders in the Exchange Agreement.

Item 5.03 Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year

On August 8, 2025, the board of directors of the Company adopted the Fourth Amended and Restated Bylaws of the Company (the “Fourth A&R Bylaws”). Pursuant to the Fourth A&R Bylaws, the quorum required for the transaction of business at any special meeting of stockholders has been reduced from holders of 50% of the stock issued and outstanding and entitled to vote thereat to holders of 33 1/3% of the stock issued and outstanding and entitled to vote thereat. The requisite quorum for annual meetings of stockholders will continued to be the holders of 50% of the stock issued and outstanding and entitled to vote thereat.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD.

Pursuant to the discussions with the Noteholders in connection with the Exchange, the Company also disclosed to certain of the Noteholders that as of the end of each of the fiscal years in the five fiscal year period ending December 31, 2029, it expects its total liquidity to range between $92 million and $130 million; this estimate is based on current projections, which are subject to change, assumes the business continues in a steady state and gives effect to the $45 million cash outlay in connection with the Exchange but does not otherwise give effect to the Exchange (including without limitation cash interest payments on the New Secured Notes being issued in connection with the Exchange) or any other refinancing or maturity of the Company’s outstanding indebtedness.

Item 8.01 Other Events.

On August 11, 2025, the Company issued a press release announcing that it entered into the Exchange Agreement described in this Current Report on Form 8-K. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The foregoing disclosure contains forward-looking statements and is subject to risks and uncertainties that could cause actual future results to differ materially from such statement. These forward-looking statements are also made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company further notes that the estimate of year end total liquidity for the five fiscal year period ending December 31, 2029 was prepared as of an earlier date and is being furnished in satisfaction of the Company’s public disclosure obligations under the certain non-disclosure agreements with the Noteholders, and should not be relied upon in making an investment decision in the Company’s securities. It is routine for the Company’s internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which the Company bases its expectations may change. Although these expectations may change, the Company is under no obligation to inform you if it does. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: the Company’s ability to retain existing customers and cause the Company to purchase additional services and to attract new customers; the intensive personnel, infrastructure and resource commitment required to support the Company’s customer base; the Company’s ability to retain key personnel, attract new personnel and to manage staff attrition; the Company’s ability to successfully integrate acquisitions; the Company’s ability to refinance our substantial indebtedness before it becomes due or to secure necessary additional financing on commercially reasonable terms, or at all; lengthy sales cycles; delays in the Company’s implementation cycles; payment-related risks; potential fluctuations in the Company’s quarterly revenue and operating results; limitations on the effectiveness of the Company’s controls; non-payment or late payment of amounts due to the Company from a significant number of customers; volatility in the capital markets; recognition of revenue from subscriptions; customer retention and engagement; the Company’s ability to develop and maintain successful relationships with partners, service partners, social media and other third-party consumer messaging platforms and endpoints; the Company’s ability to effectively operate on mobile devices; the highly competitive markets in which the Company operates; general economic conditions; failures or security breaches in the Company’s services, those of its third-party service providers, or in the websites of its customers; regulation or possible misappropriation of personal information belonging to the Company’s customers’ Internet users; US and international laws and regulations regarding privacy data protection and AI and increased public scrutiny of privacy, security and AI issues that could result in increased government regulation and other legal obligations; ongoing litigation and legal matters; new regulatory or other legal requirements that could materially impact the Company’s business; governmental export controls and economic sanctions; industry-specific regulation and unfavorable industry-specific laws, regulations or interpretive positions; future regulation of the Internet or mobile devices; technology-related defects that could disrupt the Company’s services; the Company’s ability to protect its intellectual property rights or potential infringement of the intellectual property rights of third parties; the use of AI in the Company’s product offerings or by its vendors; the presence of, and difficulty in correcting, errors, failures or “bugs” in the Company’s products; the Company’s ability to license necessary third-party software for use in its products and services, and its ability to successfully integrate third-party software; potential adverse impact due to foreign currency and cryptocurrency exchange rate fluctuations; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks if and as the Company expands; risks related to the Company’s operations in Israel; potential failure to meeting service level commitments to certain customers; legal liability and/or negative publicity for the services provided to consumers via the Company’s technology platforms; technological or other defects that could disrupt or negatively impact the Company’s services; the Company’s ability to maintain its reputation; changes in accounting principles generally accepted in the United States; natural catastrophic events and interruption to the Company’s business by man-made problems; potential limitations on the Company’s ability to use net operating losses to offset future taxable income; and risks related to the Company’s common stock being traded on more than one securities exchange; and other factors described in the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 8, 2025. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statement. Readers are referred to the Company’s reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following documents are included as exhibits to this report:

Exhibit No.	Description

3.1	Fourth Amended and Restated By-Laws of LivePerson, Inc.

10.1*	Exchange Agreement, dated August 11, 2025, by and between LivePerson, Inc. and the Noteholders.

99.1	Press Release issued August 11, 2025 relating to the Exchange.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to provide on a supplemental basis an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2025	LIVEPERSON, INC. (Registrant)
	By:	/s/ John Collins
John Collins
Chief Financial Officer and Chief Operating Officer